Dworken, Hillman, LaMorte & Sterczala, P.C.
                               March 28, 1996

We hereby consent to the incorporation by reference in the Registration Statements of Birmingham Utilities, Inc. on Form S-8 dated July 25, 1995 and in the Prospectus constituting part of the Registration Statement of Birmingham Utilities, Inc. on Form S-3 dated June 12, 1995 of our report dated February 23, 1996, which appears on page 17 of the Annual Report on form 10-K of Birmingham Utilities, Inc. for the year ended December 31, 1995.

/s/ Dworken, Hillman, LaMorte & Sterczala, P.C.
March 28, 1996